EXHIBIT 99.1

July 15, 2005 - For immediate release
Contact:  Scott Shockey, CFO (740) 446-2631

                     Ohio Valley Banc Corp Reports Earnings
                     --------------------------------------

GALLIPOLIS, Ohio - Ohio Valley Banc Corp [Nasdaq: OVBC] reported consolidated net income for the quarter ended June 30, 2005, of $1,733,000, or $.40 per share, compared to net income of $3,252,000, or $.75 a share, for the quarter ended June 30, 2004. For the six months ended June 30, 2005, consolidated net income was $3,303,000, or $.77 per share, compared to $4,817,000, or $1.11 per share, for the same time period a year ago. Included in the 2004 earnings was the previously disclosed sale of OVBC's ownership in ProCentury Corp. [Nasdaq:
PROS]. The second quarter sale contributed an after-tax gain of $1,625,000 or $.37 per share.

Operating earnings for the quarter ended June 30, 2005, were $1,733,000 representing an increase of 6.5 percent over the $1,627,000 earned for the second quarter of 2004, excluding the sale of the ProCentury investment. Operating earnings per share for the second quarter of 2005 were $.40, up 5.3 percent from the $.38 earned the second quarter of 2004. For the six months ended June 30, 2005, operating earnings were $3,303,000, up 3.5 percent compared to $3,192,000 a year ago. Operating earnings per share were $.77 for the first six months of 2005 versus $.74 for the first six months of 2004, an increase of
4.1 percent. On an operating basis, return on average assets and return on average equity were .93 percent and 11.71 percent for the first six months of 2005, versus .90 percent and 11.76 percent for same time period the prior year. Earnings per share amounts have been retroactively adjusted to reflect the five-for-four stock split effective May 10, 2005.

The increase in operating earnings reflects the reduction in provision for loan loss expense which was driven by a decline in net loan charge-offs. For the six months ended June 30, 2005, provision for loan losses decreased $493,000 from the same time period the prior year. The Company's net charge-offs for the six months ending June 30, 2005 are down $635,000 from the same six month time period in 2004 due to an increase in commercial loan recoveries and stable asset quality. The Company's ratio of nonperforming loans to total loans stood at .48 percent at June 30, 2005, as compared to .42 percent at June 30, 2004, and the ratio of nonperforming assets to total assets was .67 percent at June 30, 2005, as compared to .61 percent at June 30, 2004. The allowance for loan losses was
1.15 percent of total loans at June 30, 2005, as compared to 1.21 percent at June 30, 2004. Management feels that the allowance for loan losses is adequate to absorb probable losses in the portfolio.

With comparable average earning assets and net interest margin for the first six months of 2005 as in 2004, the Company's net interest income has been relatively level. For the six months ended June 30, 2005, net interest income decreased $39,000 from last year, but for the second quarter of 2005, net interest income increased $47,000 from the prior year second quarter. The net interest margin for the six months ending June 30, 2005 was 4.10 percent compared to 4.12 percent for the same time period the prior year. With the rise in interest rates, the Company's net interest margin has stabilized. Comparing the second quarter of 2005 to the second quarter of 2004, the net interest margin has improved to 4.07 percent from 4.01 percent.

Noninterest income totaled $2,670,000 for the six months ended June 30, 2005, as compared to $5,111,000 for the same time period last year. For the three months ended June 30, 2005, noninterest income totaled $1,417,000 compared to $3,805,000 for 2004's second quarter. Included in the 2004 noninterest income was the pre-tax gain of $2,463,000 on the aforementioned sale of ProCentury. For the first six months of 2005, interchange fees on the Company's debit and credit cards were up $51,000 and gain on sale of secondary market real estate loans were up $46,000 compared to the first six months of 2004. For the same time period, service charges on deposit accounts decreased $83,000 in relation to overdraft volume being down.

On a year-to-date basis, noninterest expense totaled $10,818,000 in 2005, an increase of $284,000 or 2.7 percent compared to $10,534,000 the previous year. On a quarter-to-date basis, noninterest expense decreased $12,000 from the second quarter in 2004. Salaries and employee benefits grew $205,000 or 3.3 percent for the first six months of 2005, as compared to the same time period in 2004. The increase was related to annual merit compensation increases and rising benefit costs. The remaining noninterest expense categories were up $79,000 collectively from 2004 led by the cost of complying with the Sarbanes-Oxley Act of 2002, specifically the implementation of Section 404.

Total assets decreased $7,386,000 from year end 2004 and total $721,734,000 at June 30, 2005. The decline in assets was related to a decrease in loans of $6,270,000 due to various commercial borrowers selling their respective business. Compared to the first quarter of 2005, loan demand has increased and Management is more optimistic regarding future loan growth. Total deposits decreased $5,887,000 from year end 2004 primarily within certificates of deposit originated from national markets. Securities sold under agreements to repurchase decreased $13,268,000 from a seasonally high balance at December 31, 2004. Offsetting a portion of the decline in the previous funding sources was an increase in other borrowed funds of $8,350,000.

"We are pleased with the work of our employees in delivering another quarter of earnings growth," stated Jeffrey E. Smith, President and CEO. "Our focus on asset quality and strong collection efforts led to a significant reduction in provision for loan losses. Heading into the second half of 2005, our attention continues to be focused on asset quality, as well as profitable loan growth to increase revenues. Lastly, we were pleased to reward our loyal shareholders with a 25 percent stock split in May. Thank you to the hard work and dedication of the employees of OVBC for making these financial results possible."

Ohio Valley Banc Corp common stock is traded on the NASDAQ Stock Market under the symbol OVBC. The holding company owns three subsidiaries: Ohio Valley Bank, with 16 offices in Ohio and West Virginia; Loan Central, with five consumer finance offices in Ohio, and Ohio Valley Financial Services, an insurance agency based in Jackson, Ohio. Learn more about Ohio Valley Banc Corp at www.ovbc.com.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. OVBC believes that providing certain non-GAAP financial measures provides investors with information useful in understanding OVBC's financial performance. OVBC provides measures based on "operating earnings," which exclude significant non-recurring gains, losses or expenses that are not reflective of continuing operations. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables.

Forward-Looking Information

Certain statements contained in this earnings release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors such as inflation rates, recessionary or expansive trends, and taxes; (ii) competitive pressures;
(iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; and
(vii) regulatory changes. Forward-looking statements speak only as of the date on which they are made and Ohio Valley undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Non-GAAP Disclosure Reconciliation

Operating earnings are net income adjusted to exclude the results of certain significant transactions not representative of continuing operations. The following reconciles GAAP net income and earnings per share to operating earnings and operating earnings per share for the quarter and fiscal year ended June 30, 2005 and 2004.

                                   Three months ended         Six months ended
(in $000's, except per share data)*     June 30,                  June 30,
                                     2005       2004           2005       2004
                                   --------   --------       --------   --------

Net income                         $ 1,733    $ 3,252        $ 3,303    $ 4,817

  Gain on sale of investment          ----     (2,463)          ----     (2,463)
  Tax effect                          ----        838           ----        838
  After-tax non-operating items       ----     (1,625)          ----     (1,625)

Operating earnings                 $ 1,733    $ 1,627        $ 3,303    $ 3,192


Earnings per share                 $  0.40    $  0.75        $  0.77    $  1.11

  Gain on sale of investment          ----      (0.57)          ----      (0.57)
  Tax effect                          ----       0.20           ----       0.20
  After-tax non-operating items       ----      (0.37)          ----      (0.37)

Operating earnings per share       $  0.40    $  0.38        $  0.77    $  0.74


OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

                                  Three months ended        Six months ended
                                       June 30,                  June 30,
                                  2005         2004         2005         2004
                               ----------   ----------   ----------   ----------
PER SHARE DATA*
 Operating earnings per share      $0.40        $0.38        $0.77        $0.74
 Earnings per share                $0.40        $0.75        $0.77        $1.11
 Dividend per share                $0.16        $0.15        $0.31        $0.29
 Book value per share             $13.57       $12.93       $13.57       $12.93
 Dividend payout ratio             39.60%       20.26%       40.51%       26.75%
 Weighted average shares
   outstanding                 4,287,619    4,336,053    4,288,093    4,355,750

PERFORMANCE RATIOS
 Operating return on
   average equity                  12.19%       11.98%       11.71%       11.76%
 Return on average equity          12.19%       23.49%       11.71%       17.57%
 Operating return on
   average assets                   0.97%        0.90%        0.93%        0.90%
 Return on average assets           0.97%        1.80%        0.93%        1.35%
 Net interest margin                4.07%        4.01%        4.10%        4.12%
 Operating efficiency ratio        64.48%       65.51%       65.86%       63.97%
 Efficiency ratio                  64.48%       50.33%       65.86%       55.65%
 Average earning assets
   (in 000's)                   $674,905     $684,149     $677,348     $674,377

* Restated for stock split as appropriate.

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)

                                     Three months ended       Six months ended
(in $000's)                               June 30,                June 30,
                                      2005       2004         2005       2004
                                    ---------  ---------    ---------  ---------
Interest income:
     Interest and fees on loans     $ 10,245   $  9,798     $ 20,326   $ 19,757
     Interest and dividends on
      securities                         870        924        1,741      1,857
          Total interest income       11,115     10,722       22,067     21,614
Interest expense:
     Deposits                          3,084      2,813        5,942      5,554
     Borrowings                        1,237      1,162        2,494      2,390
          Total interest expense       4,321      3,975        8,436      7,944
Net interest income                    6,794      6,747       13,631     13,670
Provision for loan losses                330        373          648      1,141
Noninterest income:
     Service charges on deposit
      accounts                           810        839        1,515      1,598
     Trust fees                           53         54          107        106
     Income from bank owned insurance    144        148          292        311
     Gain on sale of loans                28          3           56         10
     Gain on sale of ProCentury Corp.   ----      2,463         ----      2,463
     Other                               382        298          700        623
          Total noninterest income     1,417      3,805        2,670      5,111
Noninterest expense:
     Salaries and employee benefits    3,143      3,080        6,325      6,120
     Occupancy                           317        322          651        651
     Furniture and equipment             296        318          592        601
     Data processing                     168        182          331        360
     Other                             1,410      1,444        2,919      2,802
          Total noninterest expense    5,334      5,346       10,818     10,534
Income before income taxes             2,547      4,833        4,835      7,106
Income taxes                             814      1,581        1,532      2,289
NET INCOME                          $  1,733   $  3,252     $  3,303   $  4,817

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(dollars in thousands, except
 share and per share data)                        June 30,          December 31,
                                                   2005                 2004
                                               ------------         ------------
ASSETS
Cash and cash equivalents                       $   16,271           $   16,279
Interest-bearing deposits in other banks               531                  525
Securities available-for-sale                       72,908               74,155
Securities held-to-maturity
   (estimated fair value:  2005 - $11,851,
    2004 - $12,534)                                 11,349               11,994
Total loans                                        594,304              600,574
  Less:  Allowance for loan losses                  (6,863)              (7,177)
    Net loans                                      587,441              593,397
Premises and equipment, net                          8,791                8,860
Accrued income receivable                            2,724                2,643
Goodwill                                             1,267                1,267
Bank owned life insurance                           14,218               13,988
Other assets                                         6,234                6,012
          Total assets                          $  721,734           $  729,120

LIABILITIES
Noninterest-bearing deposits                    $   66,145           $   69,936
Interest-bearing deposits                          463,121              465,217
     Total deposits                                529,266              535,153
Securities sold under agreements to
 repurchase                                         26,485               39,753
Other borrowed funds                                84,900               76,550
Subordinated debentures                             13,500               13,500
Accrued liabilities                                  9,542                7,585
          Total liabilities                        663,693              672,541

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value, 10,000,000
 shares authorized; 2005 - 4,611,860 shares
 issued, 2004 - 3,689,828 shares issued)             4,612                3,690
Additional paid-in capital                          31,931               31,931
Retained earnings                                   29,560               28,465
Accumulated other comprehensive income                (428)                (219)
Treasury stock at cost (2005 - 334,471 shares,
 2004 - 258,970 shares)                             (7,634)              (7,288)
          Total shareholders' equity                58,041               56,579
               Total liabilities and
                 shareholders' equity           $  721,734           $  729,120